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                                                                     Exhibit 5.1

                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                               New York, NY 10036


                                                               December 11, 2001

DRS Technologies, Inc.
5 Sylvan Way
Parsippany, New Jersey  07054


                          Re: DRS TECHNOLOGIES, INC. REGISTRATION ON
                               FORM S-3 (FILE NO. 333-73912)

Ladies and Gentlemen:

                  We are acting as special counsel to DRS Technologies, Inc., a Delaware corporation (the "Company"), in connection with the public offering by the Company of up to 3,180,000 shares (including 180,000 shares subject to an over-allotment option) (the "Primary Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), and the sale by certain stockholders of the Company named in the Registration Statement (as defined below) (the "Selling Stockholders") of up to 270,000 shares of the Company's Common Stock subject to an over-allotment option. Of such shares which may be sold by the Selling Stockholders, certain shares (the "Outstanding Shares") are currently issued and outstanding and certain shares (the "Option Shares") are issuable upon exercise of outstanding stock options (the "Options").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-3 (File No. 333-73912) as filed with the Securities and Exchange Commission (the "Commission") on November 21, 2001 under the Act, Amendment No. 1 to the Registration Statement as filed with the Commission on November 29, 2001 and Amendment No. 2 to the Registration Statement as filed with the Commission on December 11, 2001 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into by and among the Company, as issuer, Bear, Stearns &. Co., Inc. and First Union Securities, Inc., as representatives of the several underwriters named therein (the "Underwriters") and the Selling Stockholders filed as an exhibit to the Registration Statement; (iii) the form of Custody Agreement and

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Power of Attorney proposed to be entered into among each Selling Stockholder, the Attorney-in-Fact and the Custodian; (iv) a specimen certificate representing the Common Stock; (v) the Certificate of Incorporation of the Company, as presently in effect, (vi) the By-Laws of the Company, as presently in effect;
(vii) certain resolutions of the Board of Directors of the Company (a) authorizing the offering and related matters, (b) authorizing the Stock Option Plans (as defined below) and approving the grants of the Options and (c) authorizing the issuance of the Outstanding Shares (collectively, the "Resolutions"); (viii) the Merger Agreement between the Company and NAI Technologies, Inc. ("NAI"), dated February 19, 1999 (the "Merger Agreement") and the resolutions of the Board of Directors of the Company authorizing the Merger Agreement and the transactions contemplated thereby and the minutes of the meetings of the stockholders of each of the Company and NAI authorizing the same; and (ix) the NAI 1991 Stock Option Plan and the NAI 1993 Stock Option Plan For Directors (collectively, the "NAI Option Plans") assumed by the Company pursuant to the terms of the Merger Agreement; (x) the Company's 1991 Stock Option Plan and the Company's 1996 Omnibus Stock Option Plan (together with the NAI Option Plans, the "Plans"); and (xi) the stock option agreements entered into by the Company and each of the Selling Stockholders in connection with the Options (the "Option Agreements"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In rendering to opinions set forth below, we have assumed that the certificates evidencing the Outstanding Shares, upon their original issuance conformed, and the certificates evidencing the Option Shares to be issued upon exercise of the Options, upon their issuance will conform, to the specimen certificate examined by us. In rendering the opinion set forth in paragraph 2 below, we have assumed that the Company has received the entire amount of the consideration contemplated by the resolutions of the Board of Directors of the Company authorizing the original issuance of all Outstanding Shares.

                  Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the

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corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinions stated herein.

                  Based upon and subject to the foregoing, we are of the opinion that:

         1. When (i) the Registration Statement becomes effective under the Act; (ii) the Underwriting Agreement has been duly executed and delivered; and (iii) certificates representing the Primary Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement and the Resolutions, the issuance and sale of the Primary Shares will have been duly authorized, and the Primary Shares will be validly issued, fully paid and nonassessable.

         2. The Outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable.

         3. The Option Shares have been duly and validly authorized for issuance and, when certificates representing the Option Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and delivered upon due exercise of the Options and payment of the exercise price thereof in accordance with the terms of the Plans and the Option Agreements, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                  Very truly yours,

                                  /s/ Skadden, Arps, Slate, Meagher & Flom LLP




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